Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated April 10, 2017 (February 26, 2018 as to the changes in presentation discussed in Discontinued Operations and Other Adjustments section in Note 1), relating to the consolidated financial statements and financial statement schedule of Layne Christensen Company and subsidiaries (the “Company”) appearing in the Company’s Current Report on Form 8-K dated February 26, 2018, and to the incorporation by reference in this Registration Statement on Form S-4 of our report dated April 10, 2017, relating to the effectiveness of the Company’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended January 31, 2017, and to the reference to us under the heading “Experts” in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

March 12, 2018